Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 25, 2025 with respect to the consolidated financial statements of Immuron Limited on Form 20-F as of 30 June 2025 (and 2024) and for the year then ended.

We consent to the incorporation by reference of said report in the Registration Statements of Immuron Limited on Form F-3 (File No. 333-230762) and Post Effective Amendment on Form F-3 to F-1 (File No. 333-215204).

/s/ GRANT THORNTON AUDIT PTY LTD

Melbourne, Australia

September 25, 2025